Exhibit 10.5

HUDSON GLOBAL, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

RESTRICTED STOCK UNIT AWARD AGREEMENT (“Agreement”) made as of the [DAY]th day of [MONTH], [YEAR] (the “Grant Date”), by and between HUDSON GLOBAL, INC., a Delaware corporation (the “Company”) and «First_Name» «Last_Name» (the “Grantee”).
W I T N E S S E T H:

WHEREAS, pursuant to the Hudson Global, Inc. 2009 Incentive Stock and Awards Plan, as amended and restated (the “Plan”), the Company desires to grant to the Grantee and the Grantee desires to accept an award of restricted stock units representing the right to receive shares of common stock, $.001 par value, of the Company (the “Common Stock”) upon the terms and conditions set forth in this Agreement.
NOW, THEREFORE, the parties hereto agree as follows:
1.Award. Subject to the terms and conditions set forth herein, the Company hereby awards the Grantee «Number_Shares_Regular__Regular_SLT_Agre» restricted stock units (the “Restricted Stock Units,” or the “Units”).

2.Restrictions; Vesting. Except as otherwise provided herein or in the Plan, the Restricted Stock Units may not be sold, transferred, pledged, encumbered, assigned or otherwise alienated or hypothecated. The Restricted Stock Units will vest upon satisfaction of both the performance vesting conditions and the service vesting conditions set forth below. The performance vesting conditions with respect to the Restricted Stock Units shall be satisfied as follows:

(a)50.0% of the Restricted Stock Units (the “Take-out Ratio Restricted Stock Units”) shall vest upon the determination by the Committee that, for the year ending December 31, 201___, the [Company/Grantee's region/Grantee's business unit/Grantee's group] achieved a “target” Take-out Ratio (as defined below) of [___], provided that 80.0% to 99.9% of the Take-out Ratio Restricted Stock Units will vest if the Take-out Ratio is between [__] and [__] (such vesting percentage determined pro rata for Take-out Ratio achievement within such range), and a number of Units equal to 100.1% to 120.0% of the Take-out Ratio Restricted Stock Units will vest (in the case of a number of Units up to 100.0% of the Take-out Ratio Restricted Stock Units) or be granted (in the case of Units in excess of 100.0% of the Take-out Ratio Restricted Stock Units) if the Take-out Ratio is between [___] and [___] (such vesting percentage determined pro rata for Take-out Ratio achievement within such range), subject in each case to satisfaction of the service vesting conditions; and provided further that any such newly granted Units in excess of 100.0% of the Take-out Ratio Restricted Stock Units shall be deemed Restricted Stock Units subject to all of the terms and conditions of this Agreement;

(b)25% of the Restricted Stock Units (the “Employee Engagement Restricted Stock Units”) shall vest upon the determination by the Committee that the [Company/Grantee's region/Grantee's business unit/Grantee's group] achieved for the year ending December 31, 201__ a “target” Employee Engagement Score (as defined below) of [____%]; provided that 80.0% to 99.9% of the Employee Engagement Restricted Stock Units will vest if the Employee Engagement Score is between [__%] and [__%] (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range), and a number of Units equal to 100.1% to 120.0% of the Employee Engagement Restricted Stock Units will vest (in the case of a number of Units up to 100.0% of the Employee Engagement Restricted Stock Units) or be granted (in the case of Units in excess of 100.0% of the Employee Engagement Restricted Stock Units) if the Employee Engagement Score is between [__%] and [__%] (such vesting percentage determined pro rata for Employee Engagement Score achievement within such range), subject in each case to satisfaction of the service vesting conditions; and provided further that any such newly granted Units in excess of 100.0% of the Employee Engagement Restricted Stock Units shall be deemed Restricted Stock Units subject to all of the terms and conditions of this Agreement; and

(c)25% of the Restricted Stock Units (the “Cash Efficiency Restricted Stock Units”) shall vest upon the determination by the Committee that the [Company/Grantee's region/Grantee's business unit/Grantee's group] achieved for the year ending December 31, 201__ a “target” Cash Efficiency Score (as defined below) of [____]; provided that 80.0% to 99.9% of the Cash Efficiency Restricted Stock Units will vest if the Cash Efficiency Score is between [___] and [___] (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range), and a number of Units equal to 100.1% to 120.0% of the Cash Efficiency Restricted Stock Units will vest (in the case of a number of Units up to 100.0% of the Cash

Efficiency Restricted Stock Units) or be granted (in the case of Units in excess of 100.0% of the Cash Efficiency Restricted Stock Units) if the Cash Efficiency Score is between [__] and [__] (such vesting percentage determined pro rata for Cash Efficiency Score achievement within such range), subject in each case to satisfaction of the service vesting conditions; and provided further that any such newly granted Units in excess of 100.0% of the Cash Efficiency Restricted Stock Units shall be deemed Restricted Stock Units subject to all of the terms and conditions of this Agreement.

The Grantee shall forfeit the number of Take-out Ratio Restricted Stock Units, Employee Engagement Restricted Stock Units and Cash Efficiency Restricted Stock Units that do not vest or are not granted (subject to satisfaction of the service vesting conditions) pursuant to the preceding provisions. To the extent the performance vesting conditions above have been satisfied, the service vesting conditions with respect to the Restricted Stock Units shall be satisfied as follows: (i) 33% of the Restricted Stock Units shall vest on the later of the determination of the satisfaction of the performance vesting conditions or the first anniversary of the Grant Date, (ii) 33% of the Restricted Stock Units shall vest on the second anniversary of the Grant Date and (iii) 34% of the Restricted Stock Units shall vest on the third anniversary of the Grant Date; provided that, in each case, the Grantee remains employed by the Company or an affiliate (as defined below) of the Company from the Grant Date through the applicable service vesting date. As used in this Agreement, the term “affiliate” means an affiliate of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended. If any fractional Restricted Stock Units would result from the strict application of the incremental vesting percentages described above, then the actual number of Restricted Stock Units that vest on any specific date will cover only the full number of Units determined by rounding the number determined by the strict application of the incremental percentages set forth above to the nearest whole number.
For purposes of this Section 2, the following definitions apply:
(1)    “Take-out Ratio” means the percentage of the direct, front line costs incurred for the year ending December 31, 201_ divided by the gross margin for the year ending December 31, 201_, in each case as determined by the Committee.
(2)    “Employee Engagement Score” means the employee engagement score for the year ending December 31, 201_, based on a survey to be conducted by AonHewitt applying the same methodology as was applied in the employee engagement survey conducted for the prior year, as determined by the Committee.
(3)    “Cash Efficiency Score” means (i) cash flow from operations for the year ending December 31, 201_ divided by (ii) gross margin minus selling, general and administrative expenses for the year ending December 31, 201_, in each case as determined by the Committee.
3.Settlement of Restricted Stock Units. Vested Restricted Stock Units shall be settled by the delivery to the Grantee or a designated brokerage firm of one share of Common Stock per vested Restricted Stock Unit as soon as reasonably practicable following the vesting of such Restricted Stock Units, and in all events no later than March 15 of the year following the year of vesting (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code), subject to applicable withholding. In the event of the Grantee's death before the Company has distributed shares in settlement of vested Restricted Stock Units, the Company will issue the shares to the Grantee's estate. [Optional additional clause for Belgian employees: To the extent required in order to receive favorable tax treatment under applicable law, the shares of Common Stock issued in settlement of vested Restricted Stock Units may not be sold or otherwise transferred for two years.]

4.Tax Withholding. Notwithstanding anything herein to the contrary, shares of Common Stock shall not be delivered to the Grantee unless and until the Grantee has delivered to the Executive Vice President, Human Resources of the Company (or such other executive officer of the Company performing a similar function), at its corporate headquarters in New York, New York, such cash payment, if any, deemed necessary by the Company to enable it to satisfy any federal, foreign or other tax withholding obligations with respect to such shares or the Restricted Stock Units that have vested (the “Tax Amount”) (unless other arrangements acceptable to the Company in its sole discretion have been made). Notwithstanding anything herein to the contrary, the Company may (but shall not be required to), in its sole discretion, at any time by notice to the Grantee, choose to satisfy its withholding obligation by unilaterally withholding a number of shares of Common Stock otherwise deliverable with respect to vested Restricted Stock Units having a value equal to the minimum Tax Amount the Company is required to withhold. For purposes of the preceding sentence, each share of Common Stock shall be deemed to have a value equal to the average closing price of a share of the Common Stock on the Nasdaq Global Market (or such other U.S. exchange or market on which the Common Stock is then primarily traded) on the five (5) trading days up to and including the date the withholding tax is to be determined. The Company may from time to time change (or provide alternatives to) the method of tax withholding on the Restricted Stock Units granted hereunder by notice to the Grantee, it being understood that from and after such notice the Grantee will be bound by the method (or alternatives) specified in any such notice. The Company (in its sole and absolute discretion) may permit all or part of the Tax Amount to be paid with shares of Common Stock owned by the Grantee, or in installments (together with interest) evidenced by the Grantee's secured promissory note. In addition, if the Company is required to withhold amounts with respect to the Restricted Stock Units other than as described in the preceding sentences, then the Grantee shall deliver to the Company at the time the Company is obligated to withhold amounts, such amount as the Company requires to meet the statutory withholding obligation under applicable tax laws or regulations, and if the Grantee fails to do so, the Company has the right and authority to deduct or withhold from amounts under this award or other compensation payable to the Grantee an amount sufficient to satisfy its withholding obligations.

5.Termination of Employment. If the Grantee's employment or service with the Company or its Affiliates is terminated for any reason other than death, including but not limited to by reason of disability, then the Restricted Stock Units that have not yet become fully vested in accordance with Section 2 will automatically be forfeited by the Grantee (or the Grantee's successors). If the Grantee's employment terminates by reason of the Grantee's death, then the Restricted Stock Units that have not yet become fully vested as a result of a service vesting condition contained in Section 2 not being satisfied will automatically become fully vested, but only if and to the extent that the performance vesting conditions contained in Section 2 shall have been achieved on or prior to the date of such termination of employment.

6.No Voting Rights; Dividend Equivalents and Other Distributions.

(a)The Grantee shall not have voting rights with respect to shares of Common Stock subject to the Restricted Stock Units unless and until such shares of Common Stock are reflected as issued and outstanding shares on the Company's stock ledger following vesting and settlement.
(b)The Grantee shall receive a cash payment equivalent to any dividends or other distributions paid with respect to the shares of Common Stock subject to the Restricted Stock Units, so long as the applicable record date occurs before such Restricted Stock Units are forfeited. If, however, any dividends or distributions with respect to the Common Stock underlying the Restricted Stock Units are paid in shares rather than cash, the Grantee shall be credited with additional restricted stock units equal to the number of shares that the Grantee would have received had the Restricted Stock Units been actual shares, and such restricted stock units shall be deemed Restricted Stock Units subject to the same risk of forfeiture and other terms of this Agreement and the Plan that apply to the other Restricted Stock Units granted under this Agreement. Any amounts due to the Grantee under this provision shall be paid to the Grantee, in cash, no later than the end of the calendar year in which the dividend or other distribution is paid to stockholders of the Company or, if later, the 15th day of the third month following the date the dividend or other distribution is paid to stockholders; provided that, in the case of any distribution with respect to which the Grantee is credited with additional Restricted Stock Units, distribution shall be made at the same time as payment is made in respect of the other Restricted Stock Units granted under this Agreement.
(c)Except to the extent otherwise expressly provided in this Agreement, the Grantee shall have, with respect to the Restricted Stock Units, no rights as a holder of Common Stock.
7.Securities Law Restrictions. Notwithstanding anything herein to the contrary, shares of Common Stock shall not be issued hereunder if, in the opinion of counsel to the Company, such issuance may result in a violation of federal or state securities laws or the securities laws of any other relevant jurisdiction.

8.Change in Control. Effective upon a Change in Control (as defined in the Plan), if the Grantee is employed by the Company or an Affiliate immediately prior to the date of such Change in Control, the Restricted Stock Units will fully vest and be settled with shares of Common Stock or, in the Committee's discretion, be cancelled in exchange for payment of the same consideration to be received by stockholders of the Company for shares of Common Stock in the Change in Control transaction.

9.No Employment Rights. Nothing in this Agreement shall give the Grantee any right to continue in the employment of the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Grantee.

10.Plan Provisions. The provisions of the Plan shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. The Grantee acknowledges receipt of a copy of the Plan prior to the execution of this Agreement. Capitalized terms used in this Agreement but not defined herein shall have the meaning given to them in the Plan.

11.Administration. The Committee will have full power and authority to interpret and apply the provisions of this Agreement and act on behalf of the Company and the Board in connection with this Agreement, and the decision of the Committee as to any matter arising under this Agreement shall be binding and conclusive as to all persons.

12.Binding Effect; Headings. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The subject headings of Sections of this Agreement are included for the purpose of convenience only and shall not affect the construction or interpretation of any of its provisions. All references in this Agreement to “$” or “dollars” are to United States dollars.

13.Employee Handbook and Arbitration Agreements. As a material inducement to the Company to grant this award of Restricted Stock Units and to enter into this Agreement, the Grantee hereby expressly agrees to (a) comply with and abide by the terms and conditions of, and rules relating to, such Grantee's employment with the Company or an Affiliate set forth in the applicable employee handbook and (b) be bound by the terms and provisions of any arbitration or similar agreement to which the Grantee is or becomes a party with the Company or an Affiliate.

14.Confidentiality, Non-Solicitation and Work Product Assignment. As a material inducement to the Company to grant this award of Restricted Stock Units and enter into this Agreement, the Grantee hereby expressly agrees to be bound by the following covenants, terms and conditions:
(a)Definition. “Confidential Information” consists of all information or data relating to the business of the Company, including but not limited to, business and financial information; new product development and technological data; personnel information and the identities of employees; the identities of clients and suppliers and prospective clients and suppliers; client lists and potential client lists; development, expansion and business strategies, plans and techniques; computer programs, devices, methods, techniques, processes and inventions; research and development activities; trade secrets as defined by applicable law and other materials (whether in written, graphic, audio, visual, electronic or other media, including computer software) developed by or on behalf of the Company which is not generally known to the public, which the Company has and will take precautions to maintain as confidential, and which derives at least a portion of its value to the Company from its confidentiality. Additionally, Confidential Information includes information of any third party doing business with the Company (actively or prospectively) that the Company or such third party identifies as being confidential. Confidential Information does not include any information that is in the public domain or otherwise publicly available (other than as a result of a wrongful act by the Grantee or an agent or other employee of the Company). For purposes of this Section 14, the term “the Company” also refers to each of its officers, directors, employees and agents, all subsidiary and affiliated entities, all benefit plans and benefit plans' sponsors and administrators, fiduciaries, affiliates, and all successors and assigns of any of them.
(b)Agreement to Maintain the Confidentiality of Confidential Information. The Grantee acknowledges that, as a result of his/her employment by the Company, he/she will have access to such Confidential Information and to additional Confidential Information which may be developed in the future. The Grantee acknowledges that all Confidential Information is the exclusive property of the Company, or in the case of Confidential Information of a third party, of such third party. The Grantee agrees to hold all Confidential Information in trust for the benefit of the owner of such Confidential Information. The Grantee further agrees that he/she will use Confidential Information for the sole purpose of performing his/her work for the Company, and that during his/her employment with the Company, and at all times after the termination of that employment for any reason, the Grantee will not use for his/her benefit, or the benefit of others, or divulge or convey to any third party any Confidential Information obtained by the Grantee during his/her employment by the Company, unless it is pursuant to the Company's prior written permission.
(c)Return of Property. The Grantee acknowledges that he/she has not acquired and will not acquire any right, title or interest in any Confidential Information or any portion thereof. The Grantee agrees that upon termination of his/her employment for any reason, he/she will deliver to the Company immediately, but in no event later that the last day of his/her employment, all documents, data, computer programs and all other materials, and all copies thereof, that were obtained or made by the Grantee during his/her employment with the Company, which contain or relate to Confidential Information and will destroy all electronically stored versions of the foregoing.
(d)Disclosure and Assignment of Inventions and Creative Works. The Grantee agrees to promptly disclose in writing to the Company all inventions, ideas, discoveries, developments, improvements and innovations (collectively “Inventions”), whether or not patentable and all copyrightable works, including but limited to computer software designs and programs (“Creative Works”) conceived, made or developed by the Grantee, whether solely or together with others, during the period the Grantee is employed by the Company. The Grantee agrees that all Inventions and all Creative Works, whether or not conceived or made during working hours, that: (1) relate directly to the business of the Company or its actual or demonstrably anticipated research or development, or (2) result from the Grantee's work for the Company, or (3) involve the use of any equipment, supplies, facilities, Confidential Information, or time of the Company, are the exclusive property of the Company. The Grantee hereby assigns and agrees to assign all right, title and interest in and to all such Inventions and Creative Works to the Company. The Grantee understands that he/she is not required to assign to the Company any Invention or Creative Work for which no equipment, supplies, facilities, Confidential Information or time of the Company was used, unless such Invention or Creative Work relates directly to the Company's business or actual or demonstrably anticipated research and development, or results from any work performed by the Grantee for the Company.

(e)Non-Solicitation of Clients. During the period of the Grantee's employment with the Company and for a period of one year from the date of termination of such employment for any reason, the Grantee agrees that he/she will not, directly or indirectly, for the Grantee's benefit or on behalf of any person, corporation, partnership or entity whatsoever, call on, solicit, perform services for, interfere with or endeavor to entice away from the Company any client to whom the Grantee provides services at any time during the 12 month period preceding the date of termination of the Grantee's employment with the Company, or any prospective client to whom the Grantee had made a presentation at any time during the 12 month period preceding the date of termination of the Grantee's employment with the Company.
(f)Non-Solicitation of Employees. For a period of one year after the date of termination of the Grantee's employment with the Company for any reason, the Grantee agrees that he/she will not, directly or indirectly, hire, attempt to hire, solicit for employment or encourage the departure of any employee of the Company, to leave employment with the Company, or any individual who was employed by the Company as of the last day of the Grantee's employment with the Company.
(g)Enforcement. If, at the time of enforcement of this Section 14, a court holds that any of the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area deemed reasonable under such circumstances will be substituted for the stated period, scope or area as contained in this Section 14. Because money damages would be an inadequate remedy for any breach of the Grantee's obligations under this Agreement, in the event the Grantee breaches or threatens to breach this Section 14, the Company, or any successors or assigns, may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance, or injunctive or other equitable relief in order to enforce or prevent any violations of this Section 14.
(h)Miscellaneous. The Grantee acknowledges and agrees that the provisions of this Section 14 are in addition to, and not in lieu of, any confidentiality, non-solicitation, work product assignment and/or similar obligations that the Grantee may have with respect to the Company and/or its Affiliates, whether by agreement, fiduciary obligation or otherwise and that the grant and the vesting of the Restricted Stock Units contemplated by this Agreement are expressly made contingent on the Grantee's compliance with the provisions of this Section 14. Without in any way limiting the provisions of this Section 14, the Grantee further acknowledges and agrees that the provisions of this Section 14 shall remain applicable in accordance with their terms after the Grantee's termination of employment with the Company, regardless of whether (1) the Grantee's termination or cessation of employment is voluntary or involuntary or (2) the Restricted Stock Units have not vested or will not vest.

15.Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral with respect to its subject matter and may not be modified except by written instrument executed by the parties. The Grantee has not relied on any representation not set forth in this Agreement.

16.[Cancellation of Prior Restricted Stock Grant. The Grantee acknowledges and agrees that this award of Restricted Stock Units is in cancellation and replacement of the restricted stock award under the Plan that was approved by the Committee on February 26, 2013, to be effective seven calendar days after the Company issued its earnings release for the first quarter of 2013, and later rescinded, and that the Grantee has no further interest in such restricted stock award.]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.
HUDSON GLOBAL, INC.

By:
Name:
Title:

Grantee - Signature

Grantee - Print Name